Exhibit 23.2


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


As independent certified public accountants, we hereby consent to the incorporation by reference in this Form S-3 registration statement covering the registration of up to 35,819 shares of common stock, of our report dated March 29, 2002 included in 21st Century Holding Company's Form 10-K for the year ended December 31, 2003 and to all references to our Firm included in this registration statement.


McKean, Paul, Chrycy, Fletcher & Co.

Miami, Florida,
  April 30, 2004.